Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2024 relating to the financial statements of Ascendis Pharma A/S and the effectiveness of Ascendis Pharma A/S’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Ascendis Pharma A/S for the year ended December 31, 2023.

/s/ Deloitte Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

September 3, 2024